First Amendment to the
                          NPC International, Inc.
                          1994 Stock Option Plan

This Amendment is entered into and is effective as of the ninth day of August, 1995 by the Stock Option Committee of the Board of Directors of NPC International, Inc. (the ``Committee``)

                           WITNESSETH, WHEREAS:

NPC International, Inc. (the ``Employer``) maintains a stock option plan for the benefit of its employees; and

The Committee is empowered to amend the Plan pursuant to Section III.2. thereof; and

The Committee wishes to amend the Plan to the extent necessary to reflect the recent recapitalization which resulted in the combination of the Class A and Class B shares into one class of Common Stock,

NOW, THEREFORE, the Committee is determined that the Plan shall be amended, effective as of the date set forth above, as follows:

1. Section II.7. of the Plan is hereby deleted in its entirety and replaced with the following: ````Common Stock`` means the common stock, par value $.01 per share, of the Corporation, and after substitution, such other stock as shall be substituted therefor and provided in Article VII.``

2. The first sentence in section V.1. of the Plan is hereby deleted in its entirety and replaced with the following: ``The Committee may, from time to time, grant Awards to one or more Eligible Employees, provided, however, that: (a) Subject to Article VII, an aggregate of 2,791,450 shares of Common Stock are hereby reserved for use in connection with Awards granted under the Plan.``

3. The following phrases are hereby deleted from the Plan each and every time they appear in the text of the Plan: ``either class of,`` ``such class of,`` ``of any class,`` and ``both classes of.``

IN WITNESS WHEREOF, the Plan is amended as of the day and the date set forth above.

EMPLOYER:
NPC International, Inc.
By_________________________
October 20, 1995

ATTEST AS TO EMPLOYER
_________________________
11126289